 Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use, in this Registration Statement on Form S-1 of Plandel Resources, Inc. (pre-exploration stage company), for the period ended May 31, 2010 of our report dated June 18, 2010, except with respect to the matters discussed is Note 8 as to which the date is February 9, 2011, relating to the financial statements as of May 31, 2010 and for the period from March 19, 2010 (date of inception) to May 31, 2010.

/s/ Madsen & Associates CPA's, Inc.

Madsen & Associates CPA's, Inc.
Murray, Utah
May 19, 2011